Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated May 25, 2018, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Agilysys, Inc. on Form 10-K for the year ended March 31, 2018. We consent to the incorporation by reference of said reports in the Registration Statements of Agilysys, Inc. on Forms S-8 (Nos. 333-175909 and 333-217020).

/s/ GRANT THORNTON LLP

Atlanta, GA
May 25, 2018